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                                                                    EXHIBIT 10.3


                           WARRANT PURCHASE AGREEMENT


                           FACTORY CARD OUTLET CORP.
                                2727 Diehl Road
                           Naperville, Illinois 60563


                                          July 17, 1998


To the Participants
Listed on the Schedule
of Participants

Ladies and Gentlemen:

     The undersigned, Factory Card Outlet Corp., a Delaware corporation (hereafter, with its successors and assigns, the "COMPANY"), proposes to sell to the persons listed on the Schedule of Participants attached hereto (individually referred to herein as a "PARTICIPANT", and collectively referred to herein as the "PARTICIPANTS") a Common Stock Purchase Warrant of the Company in the form of Exhibit A hereto, on and subject to the terms and conditions set forth in this Agreement.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including, without limitation, the entry into a loan agreement, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

     In addition to those terms defined elsewhere in this Agreement, for all purposes of this Agreement the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

     Affiliate shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an Executive Officer, director or direct or indirect beneficial holder of, or who has the right to acquire, at least 20% of any voting class of the then outstanding capital stock (or other shares of beneficial interest) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own or have the right to acquire at least 20% of any voting class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 20%


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equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person; provided, however, that neither the Participants, nor any Affiliate of the Participants, shall be an Affiliate of the Company for the purposes of this Agreement.

     BBC.  Back Bay Capital, LLC.

     Bank Affiliate.  See Section 9.1 hereof.

     Bank Holding Company Act.  See Section 9.1 hereof.

     Call Right.  See Section 7.12.

     Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     Closing.  See Section 2.2.

     Closing Date.  See Section 2.2.

     Commission shall mean the Securities and Exchange Commission.

     Common Stock shall mean, the Common Stock, $0.01 par value, of the Company and, in addition, any capital stock or other securities into which or for which Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and any other securities constituting "Common Stock" under the Warrant.

     Company.  See preamble.

     Demand Registration.  See Section 7.2.

     Executive Officer shall mean a president, vice president, treasurer, or chief financial officer, controller or principal accounting officer, and any Person routinely performing corresponding functions with respect to any Person.

     Exercise Price.  As defined in the Warrant.

     Family Members shall mean, as applied to any individual, any spouse, any ancestor or descendent, or any other relative (by blood, adoption, or marriage), within the third degree of such individual, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

     Fair Market Value.  As defined in the Warrant.



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     Financing Agreements shall include this Agreement, the Securities, that certain Term Loan and Security Agreement dated of even date herewith between the Participants and Factory Card Outlet of America, Ltd., and agreements and certificates executed and delivered to any of the Participants by any Person in connection therewith.

     Holder.  See Section 7.1.

     Lien shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; or (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse.

     Participant and Participants.  See Preamble.

     Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     Piggyback Registration. See Section 7.3.

     Public Sale shall mean any sale of Common Stock to the public (a) pursuant to a public offering registered under the Securities Act, (b) through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act, or (c) pursuant to any other public offering not required to be registered under the Securities Act.

     register, registered and registration.  See Section 7.1.

     Registrable Securities.  See Section 7.1.

     Registration Expenses.  See Section 7.7.

     Securities shall mean, collectively, the Warrants and the shares of Warrant Stock.

     Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute or code, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Small Business Act shall mean the Small Business Investment Act of 1958, as amended, or any successor federal statute, and the rules and regulations of the Small Business Administration thereunder, all as the same shall be in effect from time to time.

     Transfer Notice.  See Section 10.3.



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     Underwriters' Maximum Number.  See Section 7.1.

     Warrant(s) shall mean each Common Stock Purchase Warrant of the Company issued to the Participants pursuant to Section 2.1 hereof and any other warrants transferred to any other holders pursuant to Section 10 hereof or otherwise delivered in exchange or in substitution therefor.

     Warrant Stock shall mean the shares of Common Stock issuable upon exercise of the Warrant and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

2.   SALE AND PURCHASE OF WARRANT.

     2.1. Sale and Purchase of Warrants. At the Closing hereunder, the Company will issue and sell to the Participants, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties of the Company set forth or referred to herein, the Participants each agree to accept from the Company, a Common Stock Purchase Warrant evidencing the right to purchase the number of shares of Common Stock set forth opposite said Participant's name on the Schedule of Participants (in the aggregate the Common Stock Purchase Warrants shall evidence the right to purchase 215,000 shares of Common Stock, subject to adjustment), at a purchase price upon exercise of $7.50 per share, with such number of shares and such purchase price being subject to adjustment as provided therein. Each such Common Stock Purchase Warrant shall be substantially in the form of Exhibit A attached hereto.

     2.2. Closing. The closing of the purchase and sale of the Warrants (the "Closing") will take place at the offices of Riemer & Braunstein, Three Center
Plaza, Boston, Massachusetts, at 10:00 a.m. on July     , 1998, or at such other
time, date and place as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Company will (among other things) deliver to the Participants, the Warrants. The Warrants will be issued to the Participants or any nominee specified by the Participants on or before the Closing Date and registered in the Participant's name or the name of such specified nominee in the Company's records.

3.   REPRESENTATIONS AND WARRANTIES.

     In order to induce the Participants to enter into this Agreement and to acquire the Warrants, the Company hereby represents and warrants as follows:

     3.1. Organization and Good Standing. The Company is duly organized and existing in good standing in the State of Delaware and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to be qualified or authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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     3.2.  Authorization, The execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Securities hereunder, (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict, with or result in any breach of any provision of or the creation of any Lien upon any of the property of the Company under, or require any consent or approval pursuant to, the Charter or bylaws of the Company, or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

     3.3. Enforceability. The execution and delivery by the Company of this Agreement, and the issuance and sale by the Company of the Securities hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of the indemnities and contribution provisions contained in Section 7 hereof may be limited under federal securities laws.

     3.4. Governmental Approvals. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency, other than a filing with National Market System of the National Association of Securities Dealers, Inc.

     3.5.  Capitalization.

           (1) At Closing, the authorized capital stock of the Company will be as set forth on Schedule 3.5(a) hereto. A description of the Common Stock and any other class or series of securities of the Company and of the voting powers, rights and privileges thereof are set forth in the Charter.

           (2) At Closing, the Company has approximately 7,400,000 shares of Common Stock issued and outstanding. All of the shares of Common Stock have been duly and validly issued, are presently outstanding and are fully paid and non-assessable.

           (3) Options, Etc. Other than as created pursuant to this Agreement or as disclosed on Schedule 3.5(b) hereto, the Company has no outstanding rights (either preemptive or other) or options to subscribe for, or purchase from the Company, and no warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or any securities convertible into or exchangeable for its capital stock.

           (4) Reservation, Etc. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrant and any other agreements disclosed on Schedule 3.5(b). The issuance of the Warrant


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or the shares of Warrant Stock upon the exercise of the Warrant will not require any further corporate action by the stockholders or directors of the Company, will not be subject to preemptive rights in any present or future stockholders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of the Warrant in accordance with its terms or upon conversion, will be duly authorized, validly issued, fully paid and non-assessable.

     3.6. Governmental Regulations. The Company is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is the Company a "registered investment company", or an "affiliated person" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

4.   INVESTMENT REPRESENTATION.

     Each Participant represents and warrants to the Company that it is (a) an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, and (b) acquiring the Securities for investment and not with a view to selling or otherwise distributing the Securities; provided, however, that the disposition of a Participant's property shall at all times be and remain in the Participant's control, subject to the provisions of Section 10 hereof.

5.   CONDITIONS TO PURCHASE

     The Participants' obligation to acquire the Warrants pursuant to this Agreement is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

     5.1. Charter Documents; Good Standing Certificate. The Participants shall have received from the Company a copy, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date, of the Charter and the by-laws of the Company; and a certificate, dated a date satisfactory to the Participants, of the Secretary of State or other appropriate official of each state in which the Company is incorporated or qualified to do business, as to the Company's corporate good standing or qualification to do business in such state, as the case may be.

     5.2. Proof of Corporate Action. The Participants shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement.

     5.3. Incumbency Certificate. The Participants shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign,



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in the name and on behalf of the Company, this Agreement, and to give notices and to take other action on behalf of the Company under each of such documents.

     5.4. Legal Opinion. The Participants shall have received from counsel to the Company their favorable opinion covering such matters with respect to the transactions contemplated by this Agreement as the Participants may reasonably request.

     5.5. Representations and Warranties; Officers' Certificates. The representations and warranties contained herein shall be true and correct on and as of the Closing Date. The Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing; and the Participants shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

     5.6. Legality; Governmental Authorization. The purchase of the Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject the Participants to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Financing Agreements shall have been duly obtained or made and shall be in full force and effect.

     5.7. SBIC Documentation. The Company shall have executed and delivered to the Participants all documents required by the Participants in connection with the investment contemplated hereby under the rules and regulations applicable to any Participant by virtue of its status as a "small business investment company".

     5.8. General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Participants, and the Participants shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel, consents, licenses, approvals, permits and orders which the Participants may have requested in connection therewith.

6.   SUBSEQUENT HOLDERS OF SECURITIES.

     Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for a Participant's benefit as the holder of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities.

7.   REGISTRATION RIGHTS.

     7.1.  Definitions.  As used in this Section 7:





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     Holder means each Participant and all Persons to whom any Registrable
Securities are transferred in accordance with the provisions hereof. A Holder shall, for all purposes of this Section 7, unless the context shall otherwise require, be deemed to hold, at any particular time, all shares of Warrant Stock issuable upon exercise of the Warrants held of record by such Holder at such time.

     register, registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

     Registrable Securities means, at any particular time, all shares of Warrant Stock (a) issuable upon exercise of the Warrants at such time, or (b) issued and outstanding at such time. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and, in the opinion of counsel reasonably satisfactory to the Company, subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

     Underwriters' Maximum Number means for any Piggyback Registration, Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

     7.2.  Demand Registration.

           (1)  Request for Demand Registration.

           (1) Subject to the limitations contained in the following paragraphs of this Section 7.2, the Holders of 51% or more of all Registrable Securities at any time outstanding may at any time give to the Company, pursuant to this clause (i), a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Securities of such Holders (such registration being herein called a Demand Registration). Within 10 days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

           (2) Subject to the limitations contained in the following paragraphs of this Section 7.2, after the receipt of such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 30 days after the date on which the Company shall have given to all Holders a written notice of registration request pursuant to Section 7.2(a)(i) hereof, the



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     written requests of such Holders for inclusion in such Demand Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this clause
     (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by Holders of 51% or more of the Registrable Securities to be included in such Demand Registration.

           (2)  Limitations on Demand Registration.

           (1) The Holders of Registrable Securities shall jointly be entitled to require the Company to effect a Demand Registration pursuant to Section 7.2(a) hereof on only two (2) occasions.

           (2) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to Section 7.2(a) hereof shall not count as a Demand Registration for purposes of Section 7.2(b)(i) hereof unless and until such registration shall have become effective [AND 51% OR MORE OF THE REGISTRABLE SECURITIES REQUESTED TO BE INCLUDED IN SUCH REGISTRATION SHALL HAVE BEEN ACTUALLY SOLD (PROVIDED, THAT IF ANY SUCH SECURITIES ARE VOLUNTARILY WITHDRAWN FROM SALE BY A HOLDER THEN SUCH HOLDER'S SECURITIES THAT ARE WITHDRAWN SHALL BE DEEMED TO HAVE BEEN ACTUALLY SOLD FOR PURPOSES OF THIS SECTION)].

           (3) The Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 7.2(a) hereof during the period commencing on the date falling 60 days prior to the Company's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of Holders for such Demand Registration pursuant to Section 7.3(a)(i) hereof shall have been received by the Company after the Company shall have given to all Holders of Registrable Securities a written notice stating that the Company is commencing an underwritten registration initiated by the Company; provided, however, that the Company will use its best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

           (3) Priority on Demand Registrations. If the managing underwriters in any Demand Registration shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration of an Underwriters' Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (ii) if the Underwriters' Maximum



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Number exceeds the number of Registrable Securities requested by the Holders thereof to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

           (4) Selection of Underwriters. If any Demand Registration or any registration effected pursuant to Section 7.2 hereof is an underwritten offering, or a best efforts underwritten offering, the investment bankers and managing underwriters in such registration will be selected by the Company, subject to the approval of Holders of 51% or more of the Registrable Securities to be included in such registration, such approval not to be unreasonably withheld.

     7.3.  Piggyback Registrations.

           (1)  Rights to Piggyback.

           (1) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act on Forms S-1, S-2, or S-3 either for the Company's own account or for the account of any of its securityholders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Company will, at its expense, give written notice to all Holders of Registrable Securities of such proposal not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) [20] days prior to the anticipated filing date of such Piggyback Registration.

           (2) Subject to the provisions contained in paragraphs (b) and (c) of this Section 7.3 and in the last sentence of this clause (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 15 days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to
     Section 7.3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration




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     at any time prior to the effective date of such Piggyback Registration.
     The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or issued as consideration in connection with an arms' length acquisition.

           (2) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated by the Company, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters' Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration and which does not exceed such excess and such Registrable Securities shall be allocated for inclusion pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by such Holders; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons shall have requested be included in such registration and which shall not be greater than such excess.

           (3) Priority on Secondary Registrations. If any Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities (other than the Holders) and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number for such registration, then: (i) the Company will be obligated and required to include in such registration both (x) the number of securities requested by the holders initiating such Piggyback Registration and (y) the number of Registrable Securities requested by the Holders thereof to be included in such registration, which together in the aggregate do not exceed the Underwriters' Maximum Number and if such requests in the aggregate exceed the Underwriters' Maximum Number,
then such Registrable Securities shall be allocated for inclusion   pro rata
among the two different groups of holders identified in clauses (x) and (y) of this paragraph on the basis of the number of securities requested to be included therein by each such group of holders (and shall be further allocated for inclusion pro rata among the holders within each such group of holders identified in clauses (x) and (y) of this paragraph on the basis of the number of Registrable Securities requested to be included therein by the holders within each group); and (ii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities to be included in such registration by holders initiating such registration, then the Company may include in such registration that number of securities for its own account which shall not be greater than such excess.






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           (4)  Selection of Underwriters.  In any Piggyback Registration, the
Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

     7.4. Registration Procedures. If (and on each occasion that) the Company shall become obligated to effect any registration of any Registrable Securities hereunder, the Company will use its best efforts in good faith to effect the registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as possible, will:

           (1) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel);

           (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than six (6) months, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

           (3) furnish to each Holder selling Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and each prospectus filed under Rule 424 of the Securities Act) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder:

           (4) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, use its best efforts to keep each such registration or qualification effective, during the period such registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), or (ii) to subject itself to taxation in any such jurisdiction;

           (5) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

           (6) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system ("NASDAQ");

           (7) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

           (8) enter into such customary agreements (including underwriting agreements in customary form) as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

           (9) make available for inspection on a confidential basis by any Holder that is a seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

           (10) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 7.8(b) hereof; and

           (11) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

     7.5.  Cooperation by Prospective Sellers, Etc.

           (1) Each prospective seller of Registrable Securities will furnish to Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with registration statement with respect to such Registrable Securities.

           (2) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 7 shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

           (3) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

     7.6. Limitations, Conditions, and Qualifications to Obligations Under Registration Covenants. The obligations of the Company to use its reasonable efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions, and qualifications:

           (1) The Company shall not be obligated to file or keep effective any registration statement pursuant to Section 7 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year;

           (2) The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 30 days and not more than once in any six-month period) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 7 hereof if the Company determines, in its reasonable judgment, that (i) the Company is in possession of material information that has not been disclosed to the public and the Company determines, in its reasonable judgment, that it would be significantly detrimental to the Company and its stockholders to disclose such information at such time in a registration statement or (ii) if the Company determines, in its reasonable judgment, such registration and offering would significantly interfere with any financing, acquisition, corporate reorganization, or other material transaction involving the Company and, in any such case, the Company promptly gives the requesting holders of Registrable Securities written notice of such determination, containing a statement setting forth the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the requesting holders of Registrable Securities shall have the right to withdraw the request for registration by giving written notice to the

Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers and their assignees are entitled pursuant to Section 7 hereof.

     7.7.  Registration Expenses.

           (1) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 7.2 and 7.3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing the Holders of Registrable Securities, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "REGISTRATION EXPENSES"), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

           (2) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Section 7.

           (3) To the extent that Registration Expenses incident to any registration are, under the terms of this Section 7, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

     7.8.  Indemnification.

           (1) Indemnification by the Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such prospectus, offering circular or other document, or (ii) inure to the benefit of any underwriter or any person controlling such underwriter, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus.

           (2) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by any such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided further that each Holder's liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

           (3) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 7.8 (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this
Section 7.8 (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 7.8 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 7.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     7.9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 7.8 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7.9 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

     7.10. Rule 144 Requirements; Form S-3. The Company will use its reasonable efforts in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission) and to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and (iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

     7.11. Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Section 7 unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

     7.12.  Call Right.

            (1) Company Right To Call. In the event that the Holders have initiated a Demand Registration in accordance with Section 7.2(a) hereof or have elected to exercise their Piggyback Registration rights in accordance with
Section 7.3 (a) hereof, then, at the election of Company, which shall be made in writing and delivered to each of the Holders making such registration election within ten (10) days of such Holders' registration election, the Company shall purchase each such Holder's Registrable Securities (or to the extent that such Holder has not yet exercised their Warrant to acquire all of the Registrable Securities desired to be included in the registration, then the Company shall purchase such Holder's unexercised portion of their Warrant which could be used to acquire the remaining Registrable Securities to be included in the registration) up to the number of Registrable Securities that such Holder elected to include in the registration (the "CALL RIGHT").

            (2) Consideration and Closing. The Registrable Securities which are called by the Company pursuant to Section 7.12(a) shall be purchased by the Company for cash at a purchase price equal to their Fair Market Value determined as of the date that the Holder elected by written notice to the Company to exercise their registration rights in accordance with Section 7.2 or 7.3 hereof, as the case may be (or to the extent that such Holder has not yet exercised its Warrant to acquire all of the Registrable Securities desired to be included in the registration, then, for such shares not yet acquired, the Holder shall receive the difference between:
(i) the Fair Market Value of such Registrable Securities determined as of the date that the Holder elected to exercise its registration rights in accordance with Section 7.2 or 7.3 hereof, as the case may be, less (ii) the aggregate Exercise Price for such Registrable Securities). The closing of the Call Right shall occur not later than fifteen (15) days following the Company's election to exercise the Call Right. At the closing of the Call Right the Company shall pay each Holder cash for the Registrable Shares (and/or cancellation of shares issuable pursuant to Warrants) by certified check, bank check, or wire transfer as directed by the Holder, and the Holder shall deliver the certificates representing the Registrable Securities and any necessary stock powers, and to the extent that such Holder has not yet exercised their Warrant, the Company and such Holder shall execute such documents as are reasonably necessary to evidence the reduction of the number of shares of Registrable Securities that may be acquired pursuant to such Warrant

     7.13.  Miscellaneous.

            (1) Inconsistent Agreements. The Company has not previously entered into, and will not at any time after the date hereof enter into, any agreement or contract (whether written or oral) with respect to any of its securities which prevents the Company from complying in any respect with the registration rights granted by the Company to Holders of Registrable Securities hereunder.

            (2) Amendments and Waivers. The provisions of this Section 7 including the provisions of this paragraph (b), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Section 7 may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of the Holders of 51% or more of all Registrable Securities for any such amendment, modification, supplement, waiver or consent.

            (3) Registrable Securities Held by Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this
Section 7, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

8.   REGISTRATION AND TRANSFER OF SECURITIES.

     8.1.   Registration, Transfer and Exchange of Warrants.

            (1) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of Warrants issued by it and particulars of the respective Warrants held by them and of all transfers of such Warrants. References to the "holder" or "holder of record" of any Warrant shall mean the holder thereof unless the holder shall have presented such Warrant to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Warrants shall be proven by such register and the Company may conclusively rely upon such register.

           (2) The holder of any of the Warrants may at any time and from time to time prior to exercise, repurchase or redemption thereof surrender any Warrant held by it for exchange or (subject to compliance with Section 10 hereof) transfer at said office of the Company. On surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrants so surrendered. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Warrant.

           (3) Each Warrant issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Warrant for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 12 hereof.

     8.2. Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security held by an institutional holder, an unsecured indemnity agreement from such holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

9.   REGULATORY RESTRICTIONS

     9.1. Holding Company. No Person which is a bank holding company or a subsidiary of a bank holding company (a "BANK AFFILIATE") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the "BANK HOLDING COMPANY ACT") shall acquire Common Stock pursuant to the Warrant, if, after giving effect to such acquisition, the Bank Affiliate, together with its Affiliates, would own more than five percent (5%) of the outstanding voting securities of the Company. Notwithstanding the foregoing, shares of Common Stock may otherwise be acquired or held by the Bank or any other Bank Affiliate which is a Small Business Investment Company consistent with and subject to the limitations contained in the Small Business Act and, to the extent not inconsistent with the Bank Holding Company Act, shares of Common Stock may be acquired in the event that:

            (1) the Company shall vote to merge or consolidate with or into any other Person and after giving effect to such merger or consolidation the Bank Affiliate would not own more than five percent (5%) of the outstanding voting securities of the surviving corporation; or

            (2)  said holder exercises its registration rights pursuant to
Section 7 hereof and the registration statement resulting therefrom is effective.

     9.2. Statement of Compliance. For purposes of this Agreement, a written statement of the Participant or any of its Affiliates acquiring Common Stock, delivered to the Company upon acquisition of any shares of Common Stock to the effect that the Participant or its Affiliate, as the case may be, is legally entitled to exercise its rights to purchase securities of the Company and that such exercise will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to the Participant or such Affiliate, as the case may be, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appropriate instruments representing the securities so purchased.

10.  RESTRICTIONS ON TRANSFER.

     10.1. General Restriction. The Securities shall be transferable only upon the satisfaction of the conditions set forth below in this Section 10 and applicable provisions of the Securities holder Agreement.

     10.2. Notice of Transfer. Prior to any transfer of any Securities, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the "TRANSFER NOTICE"), accompanied by (a) an opinion of Riemer & Braunstein addressed to the Company, or other counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Securities under the Securities Act, and (b) the written agreement of the proposed transferee to be bound by all of the provisions hereof applicable to holders of such Securities hereunder; provided, however, the opinion required pursuant to the preceding clause (a) shall not be required in connection with a transfer by a Participant to an Affiliate of the Participant or to another Participant (or Affiliate of another Participant).

     10.3. Restrictive Legends. Except as otherwise permitted by this Section 10, each Security shall bear the legend specified for such Security in Schedule
10.3 hereto.

     10.4.  Termination of Restrictions.  The restrictions imposed by this
Section 10 upon the transferability of Securities shall terminate as to any particular Securities when such Securities shall have been effectively registered under the Securities Act or sold pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at the Company's expense, new Securities without such legends.

11.  EXPENSES; INDEMNITY.

            (1) The Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Participants or any holder of any Security issued hereunder in connection with the enforcement of any rights hereunder, or with respect to any Security, including without limitation reasonable attorneys' fees and costs, whether or not such attorneys are the Participant's employees, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges incurred by the Participants in connection with the exercise, enforcement or preservation of rights under this Agreement against the Company or the administration thereof (including engineering, appraiser, environmental consulting and investment banking charges).

            (2) The Company hereby further agrees to indemnify, exonerate and hold free and harmless the Participants and the Participants' stockholders, officers, directors, employees and agents from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements), incurred in any capacity by any of the indemnitees as a result of or relating to the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), or any instrument contemplated hereby or thereby, except, in each such case, for any such liabilities arising from any indemnitee's breach of this Agreement, gross negligence or willful misconduct.

            (3) The Company hereby indemnifies the Participants against and agrees that it will hold the Participants harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it in connection with the transactions contemplated by this Agreement.

            (4) Except to the extent otherwise expressly provided herein, the Company shall pay on demand interest at a rate per annum equal to the lesser of the maximum rate of interest permitted by law or 18% (in each case, compounded monthly) on all overdue amounts payable under this Agreement until such amounts shall be paid in full.

            (5) The obligations of the Company under this Section 11 shall survive payment or transfer of the Securities and the termination of this Agreement.

12.  NOTICES.

     Any notice or other communication in connection with this Agreement, any other Financing Agreement or the Securities shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below (a) when actually delivered or telecopied to said address or

(b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

            If to the Company, then to its address set forth on page 1 hereof, to the attention of the President or at such other address as such person shall have specified by notice actually received by the addressor, with a copy to Neil Aizenstein, Esquire, Sonnenschein, Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, facsimile number (312) 876-7934.

            If to a Participant, then to its address set forth on the Schedule of Participants, or at such other address as the Participant shall have specified by notice actually received by the addressor, with a copy to Richard B. Jacobs, Esquire, Riemer & Braunstein, Three Center Plaza, Boston, Massachusetts 02108, facsimile number (617) 723-6831.

            If to any other holder of record of any Security, to it at its address set forth in the applicable register referred to in Section 8 hereof.

13.  SURVIVAL AND TERMINATION OF COVENANTS.

     All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to the Participants pursuant hereto shall be deemed to have been relied on by the Participants, notwithstanding any investigation made by the Participants or on the Participant's behalf, and shall survive the execution and delivery to the Participants hereof and of the Securities.

14.  AMENDMENTS AND WAIVERS.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and a majority of the Holders of the Warrants and Warrant Stock, respectively, with respect to any provision of this Agreement which by its terms operates for the benefit of such respective holders. Notwithstanding the foregoing, (a) without the prior written consent of each holder of Warrants and Warrant Stock with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the scheduled date of any required repurchase of such respective Securities held by such holder or reduce the repurchase price payable thereon, or (b) without the written consent of the aforesaid percentage of Securities increase or reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Security sold pursuant to this Agreement and the Company.

15.  CONSENT TO JURISDICTION.

     THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS, AND

CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT THE COMPANY'S ADDRESS SET FORTH ON PAGE 1 HEREOF.

16.  RIGHT TO PUBLICIZE.

     The Company hereby acknowledges that the Participants will have the right to publicize their respective investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

17.  WAIVER  JURY TRIAL.

     THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.

18.  MISCELLANEOUS.

     This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

     If the foregoing corresponds with the Participants' understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company, at the address first listed above.

                                        Very truly yours,

                                        FACTORY CARD OUTLET CORP.

                                        By:_________________________________

                                        Title:______________________________
Accepted and agreed to:

BACK BAY CAPITAL, LLC

By:_________________________________

Title:______________________________


MLQ INVESTORS, L.P.

By:_________________________________

Title:______________________________


FINOVA CAPITAL CORPORATION

By:_________________________________

Title:______________________________

                                List of Exhibits


Exhibit A    Warrant

                               List of Schedules


Schedule of Participants

Schedule 3.5(a)     Authorized Capital Stock

Schedule 3.5(b)     Issued and Outstanding Securities; Options, Etc.

Schedule 10.3       Restrictive Legend

                            Schedule of Participants



         Participant
      Name and Address                                  Number of Warrant Shares
      ----------------                                  ------------------------

19.   Back Bay Capital, LLC
      40 Broad Street
      Boston, Massachusetts
      Attention:
      (a Delaware limited liability company)                   71,666.68

20.   MLQ Investors, L.P.
      (a Delaware limited parnetship)
      (or its assignee or designee Goldman, Sachs & Co.,
      a New York limited partnership)
      85 Broad Street
      New York, New York 10004
      Attention: Thomas Hudson                                 71,666.66

21.   FINOVA Capital Corporation
      ______________________________
      ______________________________
      ______________________________
      (a Delaware corporation)                                 71,666.66
                                                              ----------

                                                              215,000.00

                                 Schedule 10.3

                              Restrictive Legends


                                    Warrants

     "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Warrant and any shares acquired upon the exercise of this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in Section 10 of the Warrant Purchase Agreement referred to hereinafter, complete and correct copies of which are available for inspection at the principal office Factory Card Outlet Corp. and will be furnished without charge to the holder of this Warrant upon written request."

                                 Warrant Stock

     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a Registration Statement with respect to these shares has become effective under said Act, or Factory Card Outlet Corp. (the "Company") has been furnished with an opinion of counsel satisfactory to the Company that such registration is not required.

     These shares may be sold or otherwise transferred only in compliance with the conditions specified in Section 10 of a certain Warrant Purchase Agreement, dated as of July 17, 1998, between the Company, Back Bay Capital, LLC, MLQ Investors, L.P., and FINOVA Capital Corporation, complete and correct copies of which are available for inspection at the principal office of the Company and will be furnished without charge to the holder of these shares upon written request."